Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (“Agreement”) is made by and between David Faugno (“Executive”) and Barracuda Networks, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive intends to end his employment with the Company no later than September 1, 2016 (Executive’s actual termination date, the “Termination Date”); and

WHEREAS, Executive and the Company both wish to ensure an orderly transition of Executive’s duties and responsibilities throughout the Transition Period (as defined below);

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration.

a. Executive’s Termination of Employment. Executive will end his employment with the Company as of the Termination Date, and the Company shall process his voluntary termination accordingly. Executive agrees to execute any documentation deemed reasonably necessary by the Company to confirm Executive’s resignation from employment with the Company and as an officer of the Company and its subsidiaries.

b. Continued Employment; Transition Services. The Company agrees to continue to employ Executive until the Termination Date. During the period in which Executive is an employee, Executive will continue to receive his compensation and benefits in accordance with the terms currently in effect. Beginning on the Termination Date and continuing through November 1, 2017 (such date, the “Expected Termination Date”) or such earlier date that Executive’s services are terminated in accordance with the last sentence of this paragraph (the period in which Executive is providing transition services, the “Transition Period”), Executive agrees to (1) provide reasonable transition services as a consultant to the Company, as the Company may request, including, but not limited to, the transitioning of Executive’s responsibilities to the new Chief Financial Officer of the Company, and (2) assisting Company with strategic projects. Executive agrees to continue to provide such consulting services to the Company in good faith, to the best of his ability and in the best interests of the Company. Notwithstanding anything in this Agreement to the contrary, Executive’s services to the Company remain at-will, and either the Company or Executive are free to terminate Executive’s services to the Company with or without Cause or notice at any time. However, as described in Section 1(c), Employee may be entitled to severance benefits depending on the circumstances of Employee’s termination of services with the Company.

c. Equity Awards and Equity Acceleration Upon Qualifying Termination. Executive will continue to vest in Executive’s outstanding Company stock options and restricted stock unit awards (collectively, the “Equity Awards”) in accordance with their terms through the Transition Period. Should Executive have a Qualifying Termination (as defined below) before the Expected Termination Date, then the vesting of Executive’s then-outstanding Equity Awards will accelerate such that Executive will vest in the number of shares of Company common stock subject to each such Equity Award that would have vested had Executive continued to provide services to the Company through Expected Termination Date. Any Equity Awards that vest pursuant to the prior sentence will become exercisable or settled, as applicable, as of the Qualifying Termination and will be settled, subject to any delay required under Section 4 of this Agreement. Any portion of Executive’s Equity Awards that otherwise would not become eligible to vest during the Transition Period immediately will be forfeited as of the Termination Date and the underlying shares returned to the Company. Except as otherwise set forth in this Agreement, the Equity Awards shall continue to be governed by the terms and conditions of the applicable award agreement and the Company’s equity plan under which the award was granted.

d. Payment of Bonus. Executive will be entitled to receive 50% of his target bonus opportunity for the 2017 fiscal year (ending February 28, 2017). The bonus will be paid, less any applicable withholding, within fifteen (15) days of the Termination Date.

e. Definition of Qualifying Termination. A Qualifying Termination shall occur if prior to the Expected Termination Date, Executive’s service to the Company is terminated by the Company other than for Cause (as defined below).

f. Definition of Cause. For purposes of this Agreement, Cause shall mean (i) an act of personal dishonesty taken by the Executive in connection with his responsibilities as a consultant and intended to result in substantial personal enrichment of the Executive, (ii) Executive being convicted of a felony, (iii) a willful act by the Executive, which act constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Executive has not substantially performed his duties, continued violations by the Executive of the Executive’s obligations to the Company that are demonstrably willful and deliberate on the Executive’s part.

2. Impact on Other Arrangements. Executive understands and agrees that except as expressly provided for in this Agreement, Executive shall not be entitled to any other consideration or separation benefits, including, but not limited to, any severance payments, equity benefits, or other severance benefits provided for in the offer letter between Executive and the Company dated June 30, 2012 (the “Offer Letter”).

3. Release of Claims.

In exchange for the Consideration provided under this Agreement, Executive agrees to release any and all claims arising against the Company or any of its respective directors, officers, or current and former employees as of the date of the execution of this Agreement (collectively the “Releasees”) including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims arising under the federal or any state statute, including the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act; (c) claims arising under federal, state or local laws prohibiting discrimination in employment; (d) claims for wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress; (e) any claim for attorneys’ fees and costs; (f) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company; (g) any unknown claims which, if known by the releaser at the time of the release must have materially affected Executive’s settlement with the Company, as provided for by California Civil Code Section 1542; and (h) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship. Executive agrees that he will not file any legal action asserting any such claims. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Agreement; or (ii) claims that cannot be released as a matter of law.

4. Tax Consequences.

a. General. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or Executive’s delayed payment of Executive’s personal federal or personal state taxes, or (b) damages sustained by the Company by reason of any claims, specifically set forth in (a) above, including attorneys’ fees and costs.

b. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii). Payments under this Agreement are intended to either be exempt from or comply with the requirements of Section 409A of the Code and the final treasury regulations (the “Treasury Regulations”) and official guidance thereunder (collectively, as each may be amended from time to time, “Section 409A”) so that none of the severance payments and benefits to be provided hereunder will be subject to any additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or to otherwise be exempt from Section 409A. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A. In no event will the Company reimburse Executive for any tax obligations arising under Section 409A.

5. Trade Secrets and Confidential Information/Company Property; Insider Trading Policy. Executive reaffirms and agrees to observe and abide by the terms of his Employee Inventions and Proprietary Rights Assignment Agreement (the “Confidentiality Agreement”), specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive agrees that upon the end of the Transition Period, he will return all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his service to the Company, or otherwise belonging to the Company. Executive acknowledges and agrees to continue to abide by the terms and conditions of the Company’s Insider Trading Policy in accordance with its terms.

6. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, AND THEIR INTERPRETATION, SHALL BE SUBJECT TO ARBITRATION IN THE CITY AND COUNTY OF SANTA CLARA, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO

THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

7. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement will in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” will mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, and the National Labor Relations Board with the understanding that Executive cannot recover any monetary relief for any such claims, unless such a waiver is prohibited by law. Notwithstanding any restrictions set forth in this Agreement, Executive understands that Executive is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Executive obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant government agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

8. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

9. No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

10. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

11. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and retirement from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement, the equity plans and equity awards agreements under which the Equity Awards are granted, in each case as modified herein, and the Insider Trading Policy. For the sake of clarity, Executive specifically acknowledges that the Offer Letter’s provisions with respect to receipt of any severance payments or benefits in the event of his termination without cause or otherwise are expressly superseded by this Agreement and that the Executive shall receive no severance compensation of any sort under the Offer Letter.

12. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

13. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

14. Effective Date. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).

15. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

16. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, and without any duress or undue influence on the part or behalf of the Company or any third party. Executive acknowledges that: (a) he has read this Agreement; (b) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Agreement; and (d) he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

DAVID FAUGNO, an individual

Dated: July 29, 2016	/s/ David Faugno
David Faugno

Barracuda Networks, Inc.

Dated: July 29, 2016	/s/ William D. Jenkins
William D. Jenkins
Chief Executive Officer